For more information, contact: Gilbert Avanes – EVP, CFO, and Treasurer Andrzej Matyczynski – EVP Global Operations (213) 235-2240

Reading International Reports First Quarter 2025 Results

Earnings Call Webcast to Discuss First Quarter Financial Results

Scheduled to Post to Corporate Website on Tuesday,  May 20, 2025

NEW YORK - May 15, 2025 - Reading International, Inc. (NASDAQ: RDI) (“Reading” or our “Company”), an internationally diversified cinema and real estate company with operations and assets in the United States, Australia, and New Zealand, today announced its results for the First Quarter ended March 31, 2025.

Key Financial Summary Results – First Quarter 2025

•

Total Revenues of $40.2 million decreased from $45.1 million in Q1 2024 due principally to lower cinema attendance from the lingering impacts of the 2023 Hollywood Strikes, our screen count reduction as non-performing cinemas are closed, and the decreased value of the Australian and New Zealand dollar.

•	Operating Loss of $6.9 million improved 8.5% compared to Q1 2024 and represented the best first quarter operating income/loss result since the first quarter in 2019.
•

A positive EBITDA of $2.9 million improved by 173% compared to the first quarter 2024 EBITDA Loss of $4.0 million. This improvement in EBITDA reflects the sale of our Wellington, NZ properties for a book profit of $6.6 million.

•	Basic loss per share of $0.21 improved by 64% compared to the first quarter 2024 loss of $0.59 per share.
•	Net loss attributable to Reading of $4.8 million improved by 64% compared to the first quarter 2024 loss of $13.2 million.

During the first quarter of 2025, our revenues were negatively impacted by foreign exchange movements, in that both the Australian and New Zealand dollar average exchange rates weakened against the U.S. dollar by 4.5% and 7.3%, respectively, compared to Q1 2024.

President and Chief Executive Officer, Ellen Cotter said, “Our quarterly operational performance, as demonstrated by the 8.5% Operating Loss improvement, over the first quarter of 2024, despite both weaker revenues due to the lingering impacts of the 2023 Hollywood Strikes, our reduced screen count and unfavorable FX results, demonstrate our management teams’ focus on achieving efficiencies in our cinema business. This included the closure of two underperforming cinemas, one in the U.S. closed on June 4, 2024, and one in New Zealand closed on February 10, 2025.

Despite the box office weakness during the first quarter of 2025, we joined the cinema industry in celebrating the April 2025 box office success of two Warner Bros movies, A Minecraft Movie and Sinners, the most recent critically acclaimed collaboration between Director Ryan Coogler and Michael B. Jordan.  Following April’s momentum, we look forward to the upcoming 2025 Hollywood studio summer slate, which includes, Lilo & Stitch,  Mission: Impossible – The Final Reckoning,  Ballerina,  Superman,  F1 and Jurassic World Rebirth.

Ms. Cotter added, "Our global Real Estate division also delivered positive results in the first quarter of 2025 with a 79% increase in Operating Income compared to the same period in 2024, which was the highest Real Estate Operating Income our global Real Estate division has generated since Q2 2018 and the highest first quarter since Q1 2018.”

Ms. Cotter further reported that “During the first quarter of 2025, we closed the sale of our real property assets in Wellington, New Zealand for NZ$38.0 million. As a result of this sale, we recorded a NZ$11.6 million gain and reduced our overall debt by paying off our NZ$18.8 million Westpac loan and paying down $6.1 million of our Bank of America loan. As a result of these steps, we reduced our Net Loss on a quarter-over-quarter basis notwithstanding lower cinema revenues.”

Cinema Business

•

Our Q1 2025 cinema financial results were down compared to the same period in 2024: (i) global cinema revenue decreased 12% to $36.4 million and (ii) global cinema operating loss increased to $4.5 million from an operating loss of $4.2 million. These results were due to the weaker overall film slate, driving lower attendance in all three countries when compared to Q1 2024. From an operational perspective, with respect to our food and beverage (“F&B”) efforts: (i) the Q1 2025 sales per person (“SPP”) of our Australian cinema division ranked the highest first quarter ever, (ii) our New Zealand cinema division’s F&B SPP set a record for the second highest first quarter ever, and (iii) the U.S. cinema division’s first quarter F&B SPP ranked the second highest first quarter ever.

•

Demonstrating our long-term belief in the cinema industry, in connection with our sale of our real estate assets in Wellington, New Zealand (which included our ten-screen Courtenay Central cinema), we entered into an Agreement to Lease (“ATL”) with the purchaser, Prime Property Group (“Prime”), to lease back that cinema component.    Under the ATL, Prime, is obligated to redevelop Courtenay Central and upgrade it to meet current earthquake standards. We intend to renovate the existing cinema to a “best-in-class” standard.

•	Our Reading Cinemas Town Square in San Diego was closed on April 15, 2025.

Real Estate Business

•

With respect to our global real estate business: (i) our global real estate revenue decreased by 2% to $4.8 million and (ii) global real estate operating income increased 79% to $1.6 million from $890K in Q1 2024.

•

Our Q1 2025 U.S. Real Estate Revenues of $1.6 million represented the highest first quarter on record for that metric. While our U.S. Real Estate Operating income of $0.1 million represented the best result since the first quarter of 2015 for that metric.

•

The improvement in operating income between the first quarter of 2025 and the first quarter of 2024 was partially attributable to the monetizations of our Culver City building in the first quarter of 2024 and Courtenay property (NZ) in the first quarter of 2025.

•	As mentioned above, on January 31, 2025, we sold all of our properties in Wellington, New Zealand (including our Courtenay Central building) to Prime for a purchase price of NZ$38.0 million.

Balance Sheet and Liquidity

As of March 31, 2025,

•	Our cash and cash equivalents were $5.9 million.
•

Our total gross debt was $186.6 million, which has decreased by 7.9% (or $16.1million) since December 31, 2024. This decrease was primarily due to the payoff of our $10.5 million loan to Westpac, and $6.1 million repayment to Bank of America, following the sale of our property assets in Wellington in New Zealand on January 31, 2025.

•	Our assets had a total book value of $441.0 million, compared to a book value of $471.0 million as of December 31, 2024.

As of the date of this Release, we are contracted to sell our Cannon Park assets in Townsville (QLD) Australia for AU$32 million. We intend to use the proceeds of such sale to pay down debt. Additionally, we are currently working with our lender to extend the maturity date of the loan on our live theatres in New York City.

Conference Call and Webcast

We plan to post our pre-recorded conference call and audio webcast on our corporate website on or before Tuesday,  May 20, 2025, which will feature prepared remarks from Ellen Cotter, President and Chief Executive Officer; Gilbert Avanes, Executive Vice President, Chief Financial Officer and Treasurer; and Andrzej Matyczynski, Executive Vice President - Global Operations.

A pre-recorded question and answer session will follow our formal remarks. Questions and topics for consideration should be submitted to InvestorRelations@readingrdi.com by May 19, 2025, by 5:00 p.m. Eastern Time. The audio webcast will be able to be accessed by visiting https://investor.readingrdi.com/financial-information/quarterly-results.

About Reading International, Inc.

Reading International, Inc. (NASDAQ: RDI), an internationally diversified cinema and real estate company operating through various domestic and international subsidiaries, is a leading entertainment and real estate company, engaging in the development, ownership, and operation of cinemas and retail and commercial real estate in the United States, Australia, and New Zealand.

Reading’s cinema subsidiaries operate under multiple cinema brands: Reading Cinemas, Consolidated Theatres and the Angelika brand. Its live theatres are owned and operated by its Liberty Theaters subsidiary, under the Orpheum and Minetta Lane names. Its signature property developments, including Newmarket Village in Brisbane, Australia, and 44 Union Square in New York City, are maintained in special purpose entities.

Additional information about Reading can be obtained from our Company's website: http://www.readingrdi.com.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains a variety of forward-looking statements as defined by the Securities Litigation Reform Act of 1995, including those related to our expected operated results; our belief regarding our business structure and diversification strategy; our belief regarding the quality, the quantity and the appeal of upcoming movie releases in the remainder of 2025 and our revenue expectations relating to such movie releases; our expectations regarding our monetization of our fee interests under our cinemas and our other real estate assets;  our beliefs regarding the upcoming movie slates, the refocus of film distributors and its impact on our business; and our expectations of our liquidity and capital requirements and the allocation of funds. You can recognize these statements by our use of words, such as “may,” “will,” “expect,” “believe,” and “anticipate” or other similar terminology.

Given the variety and unpredictability of the factors that will ultimately influence our businesses and our results of operation, no guarantees can be given that any of our forward-looking statements will ultimately prove to be correct. Actual results will undoubtedly vary and there is no guarantee as to how our securities will perform either when considered in isolation or when compared to other securities or investment opportunities.

Forward-looking statements made by us in this earnings release are based only on information currently available to us and speak only as of the date on which they are made. We undertake no obligation to publicly update or to revise any of our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law. Accordingly, you should always note the date to which our forward-looking statements speak.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, those factors discussed throughout Part I, Item 1A – Risk Factors – and Part II Item 7 – Management's Discussion and Analysis of Financial Condition and Results of Operations – of our Annual Report on Form 10-K for the most recently ended fiscal year, as well as the risk factors set forth in any other filings made under the Securities Act of 1934, as amended, including any of our Quarterly Reports on Form 10-Q, for more information.

Reading International, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(Unaudited; U.S. dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024
Revenue
Cinema	$36,404	$41,271
Real estate	3,765	3,781
Total revenue	40,169	45,052
Costs and expenses
Cinema	(36,577)	(40,720)
Real estate	(1,955)	(2,235)
Depreciation and amortization	(3,375)	(4,205)
General and administrative	(5,153)	(5,423)
Total costs and expenses	(47,060)	(52,583)
Operating income (loss)	(6,891)	(7,531)
Interest expense, net	(4,742)	(5,286)
Gain (loss) on sale of assets	6,526	(1,125)
Other income (expense)	(331)	341
Income (loss) before income tax expense and equity earnings of unconsolidated joint ventures	(5,438)	(13,601)
Equity earnings of unconsolidated joint ventures	23	(25)
Income (loss) before income taxes	(5,415)	(13,626)
Income tax benefit (expense)	472	223
Net income (loss)	$(4,943)	$(13,403)
Less: net income (loss) attributable to noncontrolling interests	(191)	(175)
Net income (loss) attributable to Reading International, Inc.	$(4,752)	$(13,228)
Basic earnings (loss) per share	$(0.21)	$(0.59)
Diluted earnings (loss) per share	$(0.21)	$(0.59)
Weighted average number of shares outstanding–basic	22,426,184	22,348,994
Weighted average number of shares outstanding–diluted	22,426,184	22,348,994

Reading International, Inc. and Subsidiaries

Consolidated Balance Sheets

(U.S. dollars in thousands, except share information)

	March 31,	December 31,
	2025	2024
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$5,911	$12,347
Restricted cash	2,433	2,735
Receivables	1,404	5,276
Inventories	1,441	1,685
Prepaid and other current assets	3,957	2,668
Land and property held for sale	17,998	32,331
Total current assets	33,144	57,042
Operating property, net	212,357	214,694
Operating lease right-of-use assets	156,381	160,873
Investment in unconsolidated joint ventures	3,187	3,138
Goodwill	23,870	23,712
Intangible assets, net	1,767	1,800
Deferred tax asset, net	766	953
Other assets	9,497	8,799
Total assets	$440,969	$471,011
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$48,744	$48,651
Film rent payable	3,553	5,820
Debt - current portion	53,738	69,193
Taxes payable - current	299	891
Deferred revenue	8,962	9,731
Operating lease liabilities - current portion	19,983	20,747
Other current liabilities	6,575	6,593
Total current liabilities	141,854	161,626
Debt - long-term portion	104,800	105,239
Derivative financial instruments - non-current portion	148	137
Subordinated debt, net	27,450	27,394
Noncurrent tax liabilities	6,137	6,041
Operating lease liabilities - non-current portion	155,524	161,702
Other liabilities	13,736	13,662
Total liabilities	$449,649	$475,801
Commitments and contingencies (Note 16)
Stockholders’ equity:
Class A non-voting common shares, par value $0.01, 100,000,000 shares authorized,
33,681,705 issued and 20,745,594 outstanding at March 31, 2025 and
33,681,705 issued and 20,745,594 outstanding at December 31, 2024	238	238
Class B voting common shares, par value $0.01, 20,000,000 shares authorized and
1,680,590 issued and outstanding at March 31, 2025 and December 31, 2024	17	17
Nonvoting preferred shares, par value $0.01, 12,000 shares authorized and no issued
or outstanding shares at March 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	158,351	157,751
Retained earnings/(deficits)	(119,542)	(114,790)
Treasury shares	(40,407)	(40,407)
Accumulated other comprehensive income	(6,721)	(7,173)
Total Reading International, Inc. stockholders’ equity	(8,064)	(4,364)
Noncontrolling interests	(616)	(426)
Total stockholders’ equity	(8,680)	(4,790)
Total liabilities and stockholders’ equity	$440,969	$471,011

Reading International, Inc. and Subsidiaries

Segment Results

(Unaudited; U.S. dollars in thousands)

	Three Months Ended
	March 31,		% Change Favorable/
(Dollars in thousands)	2025	2024	(Unfavorable)
Segment revenue
Cinema
United States	$18,295	$21,308	(14)%
Australia	15,682	17,322	(9)%
New Zealand	2,427	2,641	(8)%
Total	$36,404	$41,271	(12)%
Real estate
United States	$1,587	$1,485	7%
Australia	3,015	3,083	(2)%
New Zealand	243	365	(33)%
Total	$4,845	$4,933	(2)%
Inter-segment elimination	(1,080)	(1,152)	6%
Total segment revenue	$40,169	$45,052	(11)%
Segment operating income (loss)
Cinema
United States	$(3,146)	$(3,436)	8%
Australia	(974)	(498)	(96)%
New Zealand	(355)	(231)	(54)%
Total	$(4,475)	$(4,165)	(7)%
Real estate
United States	$143	$(367)	>100%
Australia	1,545	1,458	6%
New Zealand	(94)	(201)	53%
Total	$1,594	$890	79%
Total segment operating income (loss) (1)	$(2,881)	$(3,275)	12%

(1)	Total segment operating income is a non-GAAP financial measure. See the discussion of non-GAAP financial measures that follows.

Reading International, Inc. and Subsidiaries

Reconciliation of EBITDA and Adjusted EBITDA to Net Income (Loss)

(Unaudited; U.S. dollars in thousands)

	Three Months Ended
	March 31,
(Dollars in thousands)	2025	2024
Net Income (loss) attributable to Reading International, Inc.	$(4,752)	$(13,228)
Add: Interest expense, net	4,742	5,286
Add: Income tax expense (benefit)	(472)	(223)
Add: Depreciation and amortization	3,375	4,205
EBITDA	$2,893	$(3,960)
Adjustments for:
None	—	—
Adjusted EBITDA	$2,893	$(3,960)

Reading International, Inc. and Subsidiaries

Reconciliation of Total Segment Operating Income (Loss) to Income (Loss) before Income Taxes

(Unaudited; U.S. dollars in thousands)

	Three Months Ended
(Dollars in thousands)	March 31, 2025	March 31, 2024
Segment operating income (loss)	$(2,881)	$(3,275)
Unallocated corporate expense:
Depreciation and amortization expense	(133)	(102)
General and administrative expense	(3,877)	(4,154)
Interest expense, net	(4,742)	(5,286)
Equity earnings (loss) of unconsolidated joint ventures	23	(25)
Gain (loss) on sale of assets	6,526	(1,125)
Other (expense) income	(331)	341
Income (loss) before income taxes	$(5,415)	$(13,626)

Non-GAAP Financial Measures

This Earnings Release presents total segment operating income (loss), EBITDA, and Adjusted EBITDA, which are important financial measures for our Company, but are not financial measures defined by U.S. GAAP.

These measures should be reviewed in conjunction with the relevant U.S. GAAP financial measures and are not presented as alternative measures of earnings (loss) per share, cash flows or net income (loss) as determined in accordance with U.S. GAAP. Total segment operating income (loss) and EBITDA, as we have calculated them, may not be comparable to similarly titled measures reported by other companies.

Total segment operating income (loss) – We evaluate the performance of our business segments based on segment operating income (loss), and management uses total segment operating income (loss) as a measure of the performance of operating businesses separate from non-operating factors. We believe that information about total segment operating income (loss) assists investors by allowing them to evaluate changes in the operating results of our Company’s business separate from non-operational factors that affect net income (loss), thus providing separate insight into both operations and the other factors that affect reported results.

EBITDA – We use EBITDA in the evaluation of our Company’s performance since we believe that EBITDA provides a useful measure of financial performance and value. We believe this principally for the following reasons:

We believe that EBITDA is an accepted industry-wide comparative measure of financial performance. It is, in our experience, a measure commonly adopted by analysts and financial commentators who report upon the cinema exhibition and real estate industries, and it is also a measure used by financial institutions in underwriting the creditworthiness of companies in these industries. Accordingly, our management monitors this calculation as a method of judging our performance against our peers, market expectations, and our creditworthiness. It is widely accepted that analysts, financial commentators, and persons active in the cinema exhibition and real estate industries typically value enterprises engaged in these businesses at various multiples of EBITDA. Accordingly, we find EBITDA valuable as an indicator of the underlying value of our businesses. We expect that investors may use EBITDA to judge our ability to generate cash, as a basis of comparison to other companies engaged in the cinema exhibition and real estate businesses and as a basis to value our company against such other companies.

EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States of America and it should not be considered in isolation or construed as a substitute for net income (loss) or other operations data or cash flow data prepared in accordance with generally accepted accounting principles in the United States for purposes of analyzing our profitability. The exclusion of various components, such as interest, taxes, depreciation, and amortization, limits the usefulness of these measures when assessing our financial performance, as not all funds depicted by EBITDA are available for management’s discretionary use. For example, a substantial portion of such funds may be subject to contractual restrictions and functional requirements to service debt, to fund necessary capital expenditures, and to meet other commitments from time to time.

EBITDA also fails to take into account the cost of interest and taxes. Interest is clearly a real cost that for us is paid periodically as accrued. Taxes may or may not be a current cash item but are nevertheless real costs that, in most situations, must eventually be paid. A company that realizes taxable earnings in high tax jurisdictions may, ultimately, be less valuable than a company that realizes the same amount of taxable earnings in a low tax jurisdiction. EBITDA fails to take into account the cost of depreciation and amortization and the fact that assets will eventually wear out and have to be replaced.

Adjusted EBITDA – using the principles we consistently apply to determine our EBITDA, we further adjusted the EBITDA for certain items we believe to be external to our core business and not reflective of our costs of doing business or results of operation. Specifically, we have adjusted for (i) legal expenses relating to extraordinary litigation, and (ii) any other items that can be considered non-recurring in accordance with the two-year SEC requirement for determining an item is non-recurring, infrequent or unusual in nature.